Exhibit 99.1

Cabot Corp Reports Third Quarter Fiscal 2017 Results

Diluted EPS of $0.71 and Adjusted EPS of $0.81

BOSTON--(BUSINESS WIRE)--August 1, 2017--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2017.

Key Highlights

  Reinforcement Materials EBIT up 46% year over year, supported by favorable pricing and product mix
  Announced investment in new Fumed Silica plant in Carrollton, KY
  Strong cash flow generation with third quarter cash flows from operations of $132 million
  Returned cash to shareholders: $19 million in dividends and $13 million in share repurchases

(In millions, except per share amounts)	Third Quarter
	2017	2016

Net sales	$705	$621
Net income (loss) attributable to Cabot Corporation	$45	$56

Net income (loss) per diluted share attributable to Cabot Corporation	$0.71	$0.88
Less: Certain items after tax per share	$(0.10)	$(0.05)
Adjusted EPS	$0.81	$0.93

Commenting on the results, Cabot President and CEO Sean Keohane said, “We achieved solid operating results in the third quarter. Reinforcement Materials delivered strong results with 46% growth in EBIT on a year over year basis from benefits in both contract and spot sales. Performance Chemicals experienced a more challenging quarter primarily due to lower margins from higher feedstock costs compared to the same quarter last year and the impact of unplanned downtime on volumes and costs. Results in Purification Solutions were lower than the prior year quarter due to lower mercury removal volumes and pricing and the impact of a plant disruption that occurred in the quarter at one of our facilities.”

Keohane continued, “In the quarter, the tax rate benefited from a change in the geographic mix of earnings. This benefit was largely offset by FX losses in the emerging market currencies and a negative LIFO adjustment. In keeping with our capital allocation strategy, we continued to invest in growth projects, including the announcement of our new Fumed Silica plant, and returned $32 million to shareholders during the quarter.”

Financial Detail

For the third quarter of fiscal 2017, net income attributable to Cabot Corporation was $45 million ($0.71 per diluted common share). Net income includes a per share charge of $0.10 from certain items, which includes a charge on the repatriation of previously taxed foreign earnings. Adjusted EPS for the third quarter of fiscal 2017 was $0.81 per share.

Segment Results

Reinforcement Materials – Third quarter fiscal 2017 EBIT in Reinforcement Materials increased by $16 million compared to the third quarter of fiscal 2016. The increase in EBIT was principally driven by higher unit margins from favorable spot market pricing as well as better product mix. Reinforcement Materials EBIT decreased by $3 million compared to the second quarter of fiscal 2017 driven by higher costs. Sequentially, volumes decreased by 1% largely due to reduced demand in the tire markets in Asia.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2017 as compared to the same quarter of the prior year and the second quarter of fiscal 2017 are provided in the table below:

	Third Quarter Year over Year Change	Third Quarter Sequential Change
Changes in Global Reinforcement Materials Volumes	(1%)	(1%)
Asia	(7%)	(4%)
Europe, Middle East, Africa	4%	-%
Americas	5%	3%

Performance Chemicals – Third quarter fiscal 2017 EBIT in Performance Chemicals decreased by $13 million compared to the third quarter of fiscal 2016 primarily due to higher feedstock costs and the impact of unplanned downtime on volume and costs in Specialty Carbons and Formulations. Volumes decreased by 3% in the Specialty Carbons and Formulations business and increased by 3% in the Metal Oxides business as compared with volumes in the prior year quarter. Performance Chemicals EBIT decreased by $5 million compared to the second quarter of fiscal 2017, primarily due to unplanned downtime and higher feedstock costs in the Specialty Carbons and Formulations business, partially offset by improved volumes in the Metal Oxides business. Volumes decreased 9% in the Specialty Carbons and Formulations business and increased by 10% in the Metal Oxides business as compared with the second quarter of fiscal 2017.

Purification Solutions – Third quarter fiscal 2017 EBIT in Purification Solutions decreased by $2 million compared to the third quarter of fiscal 2016 due to lower volumes, unfavorable product mix and an increase in fixed costs related to a plant disruption, which were partially offset by a favorable impact from lower inventory drawdowns. Purification Solutions EBIT decreased by $4 million compared to the second quarter of fiscal 2017 primarily due to unfavorable product mix and higher fixed costs related to the plant disruption, partially offset by an increase in volumes.

Specialty Fluids – Third quarter fiscal 2017 EBIT in Specialty Fluids decreased by $6 million compared to the third quarter of fiscal 2016 primarily due to lower project activity in the North Sea. Specialty Fluids EBIT increased by $4 million compared to the second quarter of fiscal 2017 primarily due to higher project activity, partially offset by lower volumes in Fine Cesium Chemicals.

Cash Performance – The Company ended the third quarter of fiscal 2017 with a cash balance of $198 million. During the quarter, cash flows from operating activities were a source of cash of $132 million, which included a $31 million decrease in net working capital. Capital expenditures in the quarter were $41 million. Additional uses of cash during the third quarter included $19 million for dividends and $13 million for share repurchases.

Taxes – During the third quarter of fiscal 2017, the Company recorded a tax provision of $16 million for an effective tax rate of 22%. This included a charge of $5 million from tax-related certain items. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the third quarter of fiscal 2017 was 21%.

Outlook
Commenting on the outlook for the Company, Keohane said, “While we faced challenges in the quarter from higher costs and unplanned downtime, we remain confident in the underlying strength of the businesses. We believe that Reinforcement Materials will continue to generate strong results, although we expect to see modestly higher fixed costs in the fourth quarter. We expect the end markets in Performance Chemicals to remain robust and for the segment’s volumes and product mix to improve with the resolution of the unplanned downtime. Purification Solutions is expected to benefit from seasonal volume growth and lower fixed costs in the fourth quarter. We remain focused on delivering shareholder value by growing our annual Adjusted EPS by 7-10% over time and expect to be toward the high end of that range this year."

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, August 2, 2017. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The Company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. Cabot routinely posts information that may be important to investors in the “Investors” section of its website at www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for adjusted EPS growth, volumes and costs in the remaining quarter of fiscal 2017, and the factors that we expect will impact volumes, demand for our products, margins, and adjusted EPS growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated disruptions or delays in plant operations or development projects; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2016, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, total segment EBIT, and our operating tax rate, which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. The table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” provides a reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure. The accompanying financial tables also provide a reconciliation of total segment EBIT to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure.

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS, as applicable, but that are included in our GAAP net income (loss) per share, as applicable, are described below.

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign exchange, which primarily relate to the impact of controlled currency devaluations on the Company’s net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Employee benefit plan settlement charges, which consist of the costs associated with transferring the obligations and assets held by one of the Company’s defined benefit plans to a multi-employer plan.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the Adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our four reportable segments. In calculating total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to special projects and initiatives.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Net sales and other operating revenues	$705	$621	$1,994	$1,792
Cost of sales	546	461	1,509	1,383
Gross profit	159	160	485	409

Selling and administrative expenses	63	64	191	197
Research and technical expenses	14	13	40	40
Income (loss) from operations	82	83	254	172

Other income (expense)
Interest and dividend income	3	1	7	4
Interest expense	(13)	(13)	(39)	(40)
Other income (expense)	(6)	3	(5)	(8)
Total other income (expense)	(16)	(9)	(37)	(44)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	66	74	217	128
(Provision) benefit for income taxes	(16)	(15)	(32)	(21)
Equity in earnings of affiliated companies, net of tax	3	1	6	2
Net income (loss)	53	60	191	109
Net income (loss) attributable to noncontrolling interests	8	4	18	12
Net income (loss) attributable to Cabot Corporation	$45	$56	$173	$97

Diluted earnings per share of common stock
attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$0.71	$0.88	$2.74	$1.53

Weighted average common shares outstanding
Diluted	62.7	62.9	62.8	62.9

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Sales
Reinforcement Materials	$367	$270	$1,014	$819
Performance Chemicals	229	228	662	651
Specialty Carbons and Formulations	154	152	454	437
Metal Oxides	75	76	208	214
Purification Solutions	71	77	207	210
Specialty Fluids	12	19	30	32
Segment sales	679	594	1,913	1,712
Unallocated and other (A)	26	27	81	80
Net sales and other operating revenues	$705	$621	$1,994	$1,792

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$51	$35	$145	$95
Performance Chemicals	46	59	146	167
Purification Solutions	(2)	-	4	(7)
Specialty Fluids	4	10	6	8
Total Segment Earnings Before Interest and Taxes	99	104	301	263

Unallocated and Other
Interest expense	(13)	(13)	(39)	(40)
Certain items (C)	(2)	(6)	(2)	(63)
Unallocated corporate costs	(11)	(11)	(37)	(36)
General unallocated income (expense) (D)	(4)	1	-	6
Less: Equity in earnings of affiliated companies	(3)	(1)	(6)	(2)
Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	66	74	217	128
(Provision) benefit for income taxes (including tax certain items)	(16)	(15)	(32)	(21)
Equity in earnings of affiliated companies	3	1	6	2
Net income (loss)	53	60	191	109
Net income attributable to noncontrolling interests	8	4	18	12
Net income (loss) attributable to Cabot Corporation	$45	$56	$173	$97

Diluted earnings per share of common stock
attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$0.71	$0.88	$2.74	$1.53
Adjusted earnings per share
Adjusted EPS (E)	$0.81	$0.93	$2.52	$2.14
Weighted average common shares outstanding
Diluted	62.7	62.9	62.8	62.9

(A)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

Dollars in millions	June 30, 2017 (unaudited)	September 30, 2016 (audited)

Current assets:

Cash and cash equivalents	$ 198	$ 200
Accounts and notes receivable, net of reserve for doubtful accounts of $9 and $8	517	456
Inventories:
Raw materials	83	66
Work in process	2	1
Finished goods	272	237
Other	41	38
Total inventories	398	342
Prepaid expenses and other current assets (A)	51	49
Total current assets	1,164	1,047

Property, plant and equipment, net	1,267	1,290

Goodwill	153	152
Equity affiliates	55	53
Intangible assets, net	137	140
Assets held for rent	103	97
Deferred income taxes (A)	254	216
Other Assets (A)	45	40

Total assets	$ 3,178	$ 3,035

(A)Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

Dollars in millions, except share and per share amounts	June 30, 2017 (unaudited)	September 30, 2016 (audited)

Current liabilities:

Notes payable	$7	$7
Accounts payable and accrued liabilities	394	364
Income taxes payable	27	25
Current portion of long-term debt	251	1
Total current liabilities	679	397

Long-term debt (A)	665	914
Deferred income taxes (A)	47	41
Other liabilities	283	285
Redeemable preferred stock	27	26

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,433,746 and 62,449,425 shares
Outstanding: 62,229,151 and 62,210,711 shares	62	62
Less cost of 204,595 and 238,714 shares of common treasury stock	(6)	(7)
Additional paid-in capital	-	-
Retained earnings	1,655	1,544
Accumulated other comprehensive income	(338)	(325)
Total Cabot Corporation stockholders' equity	1,373	1,274
Noncontrolling interests	104	98
Total stockholders' equity	1,477	1,372
Total liabilities and stockholders' equity	$3,178	$3,035

(A)Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions	2017	2016	2017	2016

Cash Flows from Operating Activities:
Net income (loss)	$53	$60	$191	$109
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39	40	115	122
Other non-cash (income) charges, net	(1)	(4)	(32)	24
Changes in assets and liabilities:
Changes in certain working capital items (A)	31	(21)	(87)	47
Changes in other assets and liabilities, net	7	29	(13)	(15)
Cash dividends received from equity affiliates	3	3	9	8
Cash provided by (used in) operating activities	132	107	183	295

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(41)	(28)	(86)	(80)
Other investing activities, net	(1)	(1)	(3)	10
Cash used in investing activities	(42)	(29)	(89)	(70)

Cash Flows from Financing Activities:
Change in debt, net	(9)	-	(2)	(15)
Cash dividends paid to common stockholders	(19)	(19)	(57)	(47)
Other financing activities, net	(23)	(17)	(27)	(35)
Cash used in financing activities	(51)	(36)	(86)	(97)
Effect of exchange rates on cash	26	2	(10)	17
Increase (decrease) in cash and cash equivalents	65	44	(2)	145
Cash and cash equivalents at beginning of period	133	178	200	77
Cash and cash equivalents at end of period	$198	$222	$198	$222

(A)Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION

	Fiscal 2016					Fiscal 2017
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$288	$261	$270	$289	$1,108	$295	$352	$367	$-	$1,014
Performance Chemicals	207	216	228	214	865	205	228	229	-	662
Specialty Carbons and Formulations	140	145	152	141	578	138	162	154	-	454
Metal Oxides	67	71	76	73	287	67	66	75	-	208
Purification Solutions	66	67	77	80	290	69	67	71	-	207
Specialty Fluids	7	6	19	15	47	11	7	12	-	30
Segment Sales	568	550	594	598	2,310	580	654	679	-	1,913
Unallocated and other (A)	35	18	27	21	101	31	24	26	-	81

Net sales and other operating revenues	$603	$568	$621	$619	$2,411	$611	$678	$705	$-	$1,994

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$26	$34	$35	$42	$137	$40	$54	$51	$-	$145
Performance Chemicals	50	58	59	58	225	49	51	46	-	146
Purification Solutions	(5)	(2)	-	2	(5)	4	2	(2)	-	4
Specialty Fluids	-	(2)	10	5	13	2	-	4	-	6
Total Segment Earnings Before Interest and Taxes	71	88	104	107	370	95	107	99	-	301

Unallocated and Other
Interest expense	(13)	(14)	(13)	(14)	(54)	(13)	(13)	(13)	-	(39)
Certain items (C)	(58)	1	(6)	(18)	(81)	-	-	(2)	-	(2)
Unallocated corporate costs	(13)	(12)	(11)	(9)	(45)	(12)	(14)	(11)	-	(37)
General unallocated income (expense) (D)	5	-	1	1	7	5	(1)	(4)	-	-
Less: Equity in earnings of affiliated companies	-	(1)	(1)	(1)	(3)	(2)	(1)	(3)	-	(6)
Income (loss) from continuing operations before income taxes and
equity in earnings of affiliated companies	(8)	62	74	66	194	73	78	66	-	217
							-	-	-
(Provision) benefit for income taxes (including tax certain items)	5	(11)	(15)	(13)	(34)	(17)	1	(16)	-	(32)
Equity in earnings of affiliated companies	-	1	1	1	3	2	1	3	-	6

Income (loss) from continuing operations	(3)	52	60	54	163	58	80	53	-	191
Income (loss) from discontinued operations, net of tax (E)	-	-	-	1	1	-	-	-	-	-

Net income (loss)	(3)	52	60	55	164	58	80	53	-	191

Net income (loss) attributable to noncontrolling interests	4	4	4	3	15	4	6	8	-	18

Net income (loss) attributable to Cabot Corporation	$(7)	$48	$56	$52	$149	$54	$74	$45	$-	$173

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34	$0.85	$1.18	$0.71	$-	$2.74
Discontinued operations (E)	-	-	-	0.02	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$(0.11)	$0.76	$0.88	$0.83	$2.36	$0.85	$1.18	$0.71	$-	$2.74

Adjusted earnings per share
Adjusted EPS (G)	$0.51	$0.70	$0.93	$1.00	$3.14	$0.84	$0.87	$0.81	$-	$2.52

Weighted average common shares outstanding
Diluted (F)	62.5	62.8	62.9	62.9	62.9	62.8	62.8	62.7	-	62.8

(A)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F)The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Third Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30
Dollars in millions, except per share amounts (unaudited)	Three Months		Nine Months
	2017	2016	2017	2016
	$	$	$	$

Certain items before and after income taxes

Global restructuring activities	(1)	(2)	(3)	(45)
Non-recurring gains (losses) on foreign exchange	(1)	—	(1)	(11)
Legal and environmental matters and reserves	—	(1)	2	(4)
Executive transition costs	—	(3)	—	(3)
Total certain items, pre-tax	(2)	(6)	(2)	(63)

Tax impact of certain items (A)	—	3	—	22
Certain items after tax (excluding discrete tax items)	(2)	(3)	(2)	(41)

Certain items after tax per share impact (excluding discrete tax items)	$ (0.02)	$ (0.04)	$ (0.01)	$ (0.64)

Tax-related certain items

Discrete tax items	(5)	(1)	15	2

Total tax-related certain items	(5)	(1)	15	2
Total tax-related certain items per share impact	$ (0.08)	$ (0.01)	$ 0.23	$ 0.03

Total certain items after tax	$ (7)	$ (4)	$ 13	$ (39)
Total certain items after tax per share impact	$ (0.10)	$ (0.05)	$ 0.22	$ (0.61)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2017	2016	2017	2016

Statement of Operations Line Item (B)

Cost of sales	$ (1)	$ (2)	$ (3)	$ (36)

Selling and administrative expenses	—	(4)	2	(11)

Research and technical expenses	—	—	—	(5)

Other expense	(1)	—	(1)	(11)

Total certain items, pre-tax	$ (2)	$ (6)	$ (2)	$ (63)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2017	2016	2017	2016

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$ (16)	$ (15)	$ (32)	$ (21)

Less: Tax impact of certain items	—	3	—	22

Less: Tax-related certain items	(5)	(1)	15	2

(Provision) benefit for income taxes, excluding certain items	$ (11)	$ (17)	$ (47)	$ (45)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended June 30	Three Months		Nine Months		Forecast
Dollars in millions (unaudited)	2017	2016	2017	2016	2017

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes	$ (16)	$ (15)	$ (32)	$ (21)	N/A

Effective tax rate	22%	21%	14%	17%	16%

Impact of discrete tax items: (C)
Unusual or infrequent items	(4%)	-%	7%	1%	5%
Items related to uncertain tax positions	(2%)	-%	-%	1%	-%
Other discrete tax items	5%	1%	-%	-%	-%
Impact of certain items	-%	2%	-%	5%	-%
Operating tax rate	21%	24%	21%	24%	21%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2017(D)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$ 0.85	$ 1.18	$ 0.71	$ ―	$ 2.74
Less: Certain items after tax per share	0.01	0.31	(0.10)	—	0.22
Adjusted earnings per share	$ 0.84	$ 0.87	$ 0.81	$ ―	$ 2.52

Periods ended (unaudited)	Fiscal 2016(D)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$ (0.11)	$ 0.76	$ 0.88	$ 0.83	$ 2.36
Less: Net income (loss) per share from discontinued operations(E)	—	—	—	0.02	0.02
Net income (loss) per share from continuing operations	$ (0.11)	$ 0.76	$ 0.88	$ 0.81	$ 2.34
Less: Certain items after tax per share	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$ 0.51	$ 0.70	$ 0.93	$ 1.00	$ 3.14

(A)The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B)This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(C)"The nature of the discrete tax items for the periods ended June 30, 2017 and 2016 were as follows: (i) Unusual or infrequent items during the three and nine months ended June 30, 2017 and 2016 included net tax impacts from nontaxable foreign exchange gains and losses in certain jurisdictions; and, the renewal of the U.S. Research and Experimentation credit and extraordinary dividends from subsidiaries (nine months ended June 30, 2016 only). Unusual or infrequent items during the three and nine months ended June 30, 2017 also included the net tax impacts from excess foreign tax credits upon repatriation of previously taxed foreign earnings and the accrual of U.S. tax on certain foreign earnings, (ii) Items related to uncertain tax positions during the three and nine months ended June 30, 2017 and 2016 included net tax impacts from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and the settlement of tax audits, the accrual of interest on uncertain tax positions, and the accrual of a prior year uncertain tax position (three and nine months ended June 30, 2017 only), and, (iii) Other discrete tax items during the three and nine months ended June 30, 2017 and 2016 included net tax impacts from various return to provision true ups related to tax return filings and changes in tax laws."

(D)Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(E)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

All dollar amounts shown below are in millions, except per share information

	Fiscal 2017 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$1.18	$0.71	$-	$2.74
Less: Certain items after tax	0.01	0.31	(0.10)	-	0.22
Adjusted earnings per share	$0.84	$0.87	$0.81	$-	$2.52

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

	Fiscal 2017

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$ 54	$ 74	$ 45	$ -	$ 173
Net income (loss) attributable to noncontrolling interests	4	6	8	-	18
Equity in earnings of affiliated companies, net of tax	(2)	(1)	(3)	-	(6)
Provision (benefit) for income taxes	17	(1)	16	-	32
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$ 73	$ 78	$ 66	$ -	$ 217
Interest expense	13	13	13	-	39
Certain items	-	-	2	-	2
Unallocated corporate costs	12	14	11	-	37
General unallocated (income) expense	(5)	1	4	-	-
Equity in earnings of affiliated companies	2	1	3	-	6
Total Segment EBIT	$ 95	$ 107	$ 99	$ -	$ 301
Plus: Total Depreciation & Amortization	38	38	39	-	115
Plus: Adjustments to Depreciation(B)	-	1	-	-	1
Total Segment EBITDA	$ 133	$ 146	$ 138	$ -	$ 417
Less: Unallocated Corporate Costs	(12)	(14)	(11)	-	(37)
Adjusted EBITDA	$ 121	$ 132	$ 127	$ -	$ 380

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reinforcement Materials EBIT	$ 40	$ 54	$ 51	$ -	$ 145
Plus: Depreciation & Amortization	17	17	17	-	51
Reinforcement Materials EBITDA	$ 57	$ 71	$ 68	$ -	$ 196
Reinforcement Materials Sales	$ 295	$ 352	$ 367	$ -	$ 1,014
Reinforcement Materials EBITDA Margin	19%	20%	19%	0%	19%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Performance Chemicals EBIT	$ 49	$ 51	$ 46	$ -	$ 146
Plus: Depreciation & Amortization	11	12	11	-	34
Performance Chemicals EBITDA	$ 60	$ 63	$ 57	$ -	$ 180
Performance Chemicals Sales	$ 205	$ 228	$ 229	$ -	$ 662
Performance Chemicals EBITDA Margin	29%	28%	25%	0%	27%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Purification Solutions EBIT	$ 4	$ 2	$ (2)	$ -	$ 4
Plus: Depreciation & Amortization	9	10	10	-	29
Purification Solutions EBITDA	$ 13	$ 12	$ 8	$ -	$ 33
Purification Solutions Sales	$ 69	$ 67	$ 71	$ -	$ 207
Purification Solutions EBITDA Margin	19%	18%	11%	0%	16%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Specialty Fluids EBIT	$ 2	$ -	$ 4	$ -	$ 6
Plus: Depreciation & Amortization	1	-	1	-	2
Specialty Fluids EBITDA	$ 3	$ -	$ 5	$ -	$ 8
Specialty Fluids Sales	$ 11	$ 7	$ 12	$ -	$ 30
Specialty Fluids EBITDA Margin	27%	0%	42%	0%	27%

	Fiscal 2017

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017

Cash flow from operating activities (C)	102	(51)	132	-	183
Less: Changes in net working capital (D)	16	(134)	31	-	(87)
Less: Sustaining and compliance capital expenditures	21	18	30	-	69
Discretionary Free Cash Flow	$ 65	$ 65	$ 71	$ -	$ 201

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

(C) As provided in the Consolidated Statement of Cash Flows.

(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.